UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2026, CIMG Inc. (the “Company”) entered into securities purchase agreements (collectively, the “Purchase Agreements”) with certain non-U.S. investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in one or more closings, units of the Company’s securities (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (each, a “Warrant” and, collectively, the “Warrants”), at a purchase price of $0.015 per Unit.

The Purchase Agreements provide for the issuance and sale of up to 43,333,333,333 Units for aggregate gross proceeds of up to approximately $650,000,000, payable in Bitcoin or U.S. dollars in accordance with the Purchase Agreements, with the U.S. dollar value of any Bitcoin payment determined as set forth in the Purchase Agreements. For purposes of the Purchase Agreements, the purchase price to be paid in Bitcoin is based on a reference price of $65,000 per Bitcoin, unless otherwise agreed in writing by the Company and the applicable Investor. The Purchase Agreements contemplate that the Units will be issued in tranches.

Each Warrant has an exercise price of $0.015 per share, is exercisable for a period of two years from the date of issuance, and is exercisable for cash in U.S. dollars or in Bitcoin, with the Bitcoin exercise price determined in accordance with the Purchase Agreements and the terms of the Warrant.

On June 22, 2026, the Company issued and sold an aggregate of 900,000,000 Units to the Investors for aggregate consideration of approximately $13,500,000, payable in Bitcoin based on a reference price of $65,000 per Bitcoin (the “Initial Closing”). Accordingly, at the Initial Closing, the Company issued an aggregate of 900,000,000 shares of Common Stock and Warrants to purchase an aggregate of 900,000,000 shares of Common Stock. The Warrants issued at the Initial Closing have been fully exercised, and the Company has issued an additional 900,000,000 shares of Common Stock upon exercise of such Warrants. As a result of the Initial Closing and the exercise of the Warrants issued in connection therewith, the Company issued an aggregate of 1,800,000,000 shares of Common Stock.

The Purchase Agreements contain customary representations, warranties and covenants of the Company and the Investors, and customary closing conditions. The Company obtained stockholder approval on December 24, 2025 for purposes of Nasdaq Listing Rule 5635(d) in connection with the transactions contemplated by the Purchase Agreements and Warrants. The shares of Common Stock included in the Units and the shares of Common Stock issued upon exercise of the Warrants were offered and sold pursuant to the Company’s registration statement on Form S-1 (SEC File No. 333-294624), as amended, and the related prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4).

The foregoing description of the Purchase Agreements and the form of Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement and the form of Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrants
10.1	Form of Securities Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: June 23, 2026	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer